SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2004

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Victoria Hall
11 Victoria Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

As a foreign private issuer, Aspen Insurance Holdings Limited is required to furnish to the SEC information that is distributed or required to be distributed to its security holders. Aspen Insurance Holdings Limited is furnishing the proxy statement distributed to its shareholders, which has been attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: May 7, 2004	By:	/s/ Julian Cusack
Name: Julian Cusack Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Proxy Statement of Aspen Insurance Holdings Limited for the 2004 Annual General Meeting.